  Exhibit 23.2

Consent of Registered Independent Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2017, of our audit of the consolidated financial statements of Brekford Traffic Safety, Inc., fka Brekford Corp., as of and for the year ended December 31, 2016 included in the Novume Solutions, Inc. Pre-Effective Amendment No. 4 to Registration on Form S-4 dated August 2, 2017. We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

Owings Mills, MD
October 6, 2017